Exhibit 99.1

Dell Technologies Delivers Third Quarter Fiscal 2026 Financial Results

ROUND ROCK, Texas — November 25, 2025 — Dell Technologies (NYSE: DELL) announces financial results for its fiscal 2026 third quarter and provides guidance for its fiscal 2026 fourth quarter and full year. The company also names David Kennedy its chief financial officer on a permanent basis.

Third-Quarter Summary
•Record third-quarter revenue of $27.0 billion, up 11% year over year
•Diluted earnings per share (EPS) of $2.28, up 39% year over year, and record third-quarter non-GAAP diluted EPS of $2.59, up 17%
•Cash flow from operations of $1.2 billion

“In the third quarter we delivered record Q3 revenue of $27 billion, record Q3 profitability, strong cash generation and above-trend capital return of $1.6 billion,” said David Kennedy, chief financial officer, Dell Technologies. “FY26 will be another record year, and we’re raising our AI shipment guidance to roughly $25 billion, up over 150% year over year, and revenue guidance to $111.7 billion, up 17%.”

“AI momentum is accelerating in the second half of the year, leading to record AI server orders of $12.3 billion and an unprecedented $30 billion in orders year to date,” said Jeff Clarke, vice chairman and chief operating officer, Dell Technologies. “Our five-quarter pipeline is multiples of our $18.4 billion backlog with a mix of neocloud, sovereign and enterprise customers. Dell is winning in AI because of our unique ability to engineer bespoke high-performance solutions, rapidly deploy large, complex clusters, and provide global support.”

Infrastructure Solutions Group (ISG)
•Record third-quarter revenue: $14.1 billion, up 24% year over year
•Record third-quarter Servers and Networking revenue: $10.1 billion, up 37%
•Storage revenue: $4.0 billion, down 1%
•Record third-quarter operating income: $1.7 billion, up 16% year over year

Client Solutions Group (CSG)
•Revenue: $12.5 billion, up 3% year over year
•Commercial Client revenue: $10.6 billion, up 5%
•Consumer revenue: $1.9 billion, down 7%
•Operating income: $748 million, flat year over year

Capital Return
Dell Technologies returned $1.6 billion to shareholders in the third quarter through share repurchases and dividends. Year to date, the company has returned $5.3 billion to shareholders and repurchased over 39 million shares.

Guidance Summary
•Full-year FY26 revenue expected between $111.2 billion and $112.2 billion, up 17% year over year at the midpoint of $111.7 billion
•Full-year AI server shipments expected to be roughly $25 billion, up over 150%
•Full-year FY26 GAAP diluted EPS expected to be $8.38 at the midpoint, up 31% year over year, and non-GAAP diluted EPS to be $9.92 at the midpoint, up 22%
•Fourth-quarter FY26 revenue expected between $31.0 billion and $32.0 billion, up 32% year over year at the midpoint of $31.5 billion
•Fourth-quarter FY26 GAAP diluted EPS expected to be $3.05 at the midpoint, up 42% year over year, and non-GAAP diluted EPS to be $3.50 at the midpoint, up 31%

Third Quarter Fiscal 2026 Financial Results

	Three Months Ended			Nine Months Ended
	October 31, 2025	November 1, 2024	Change	October 31, 2025	November 1, 2024	Change

	(in millions, except per share amounts and percentages; unaudited)
Net revenue	$27,005	$24,366	11%	$80,159	$71,636	12%
Operating income	$2,119	$1,721	23%	$5,057	$4,078	24%
Net income	$1,548	$1,170	32%	$3,677	$3,044	21%
Change in cash from operating activities	$1,172	$1,553	(25)%	$6,511	$3,936	65%
Earnings per share — diluted	$2.28	$1.64	39%	$5.34	$4.24	26%

Non-GAAP operating income	$2,503	$2,252	11%	$6,453	$5,855	10%
Non-GAAP net income	$1,762	$1,583	11%	$4,439	$3,954	12%
Adjusted free cash flow	$1,670	$716	133%	$6,420	$2,623	145%
Non-GAAP earnings per share — diluted	$2.59	$2.21	17%	$6.44	$5.47	18%
Information about Dell Technologies’ non-GAAP financial measures is provided under “Non-GAAP Financial Measures” below. All comparisons in this press release are year over year unless otherwise noted.

Operating Segments Results

	Three Months Ended			Nine Months Ended
	October 31, 2025	November 1, 2024	Change	October 31, 2025	November 1, 2024	Change

	(in millions, except percentages; unaudited)
Infrastructure Solutions Group (ISG):
Net revenue:
Servers and networking	$10,125	$7,364	37%	$29,390	$20,502	43%
Storage	3,982	4,004	(1)%	11,834	11,739	1%
Total ISG net revenue	$14,107	$11,368	24%	$41,224	$32,241	28%

Operating income:
ISG operating income	$1,743	$1,508	16%	$4,211	$3,528	19%
% of ISG net revenue	12.4%	13.3%		10.2%	10.9%
% of total reportable segment operating income	70%	67%		66%	60%

Client Solutions Group (CSG):
Net revenue:
Commercial	$10,621	$10,138	5%	$32,448	$30,848	5%
Consumer	1,857	1,993	(7)%	5,042	5,664	(11)%
Total CSG net revenue	$12,478	$12,131	3%	$37,490	$36,512	3%

Operating income:
CSG operating income	$748	$747	—%	$2,204	$2,341	(6)%
% of CSG net revenue	6.0%	6.2%		5.9%	6.4%
% of total reportable segment operating income	30%	33%		34%	40%

Conference call information
As previously announced, the company will hold a conference call to discuss its performance and financial guidance on November 25 at 3:30 p.m. CST. Prior to the start of the conference call, prepared remarks and a presentation containing additional financial and operating information may be downloaded from investors.delltechnologies.com. The conference call will be presented live over the internet and can be accessed at https://investors.delltechnologies.com/news-events/upcoming-events.

For those unable to listen to the live presentation, the final remarks and presentation with additional financial and operating information will be available following the presentation, and an archived version will be available at the same location for one year.

About Dell Technologies
Dell Technologies (NYSE:DELL) helps organizations and individuals build their digital future and transform how they work, live and play. The company provides customers with the industry’s broadest and most innovative technology and services portfolio for the AI era.

Contacts
Investors: Investor_Relations@Dell.com
Media: Media.Relations@Dell.com
# # #

Copyright © 2025 Dell Inc. or its subsidiaries. All Rights Reserved. Dell Technologies, Dell, EMC and Dell EMC are trademarks of Dell Inc. or its subsidiaries. Other trademarks may be trademarks of their respective owners.

Non-GAAP Financial Measures:
This press release presents information about non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share attributable to Dell Technologies Inc. – diluted, free cash flow, and adjusted free cash flow, all of which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the attached tables for each of the fiscal periods indicated.

Special Note on Forward-Looking Statements:
Statements in this press release that relate to future results and events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell Technologies’ current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes.

Forward-looking statements include, among others, any statements regarding Dell Technologies’ expectations for fourth-quarter and full-year fiscal 2026 revenue, GAAP diluted earnings per share and non-GAAP diluted earnings per share, and any other statements regarding Dell Technologies’ prospects and its future operations, financial condition, volumes, cash flows, expenses or other financial items, including management’s plans or strategies and objectives for any of the foregoing and any assumptions, expectations or beliefs underlying any of the foregoing.

Dell Technologies’ results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: adverse global economic conditions, trade disruptions, and instability in financial markets; competitive pressures; Dell Technologies’ ability to successfully execute its strategy; Dell Technologies’ relationships with third-party suppliers for products and components; Dell Technologies’ use of single-source or limited-source suppliers; effects on Dell Technologies’ operating performance related to demand for AI solutions; management of Dell Technologies’ AI solutions and use of AI in internal functions and operations; Dell Technologies’ ability to deliver high-quality products, software, and services and to manage solutions and products and services transitions in an effective manner; Dell Technologies’ ability to successfully implement its cost efficiency plans; Dell Technologies’ ability to successfully execute on strategic initiatives including acquisitions and divestitures; security incidents, including cyber-attacks; Dell Technologies’ foreign operations and ability to generate substantial non-U.S. net revenue; Dell Technologies’ product, services, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell Technologies’ sales channel partners; access to the capital markets by Dell Technologies or its customers; adverse economic conditions, changing customer mix, and the effect of additional regulation on Dell Technologies’ financial services activities; counterparty default risks; material impairment of the value of goodwill or intangible assets; the loss by Dell Technologies of any contracts for ISG services and solutions and its ability to perform such contracts at their estimated costs; loss by Dell Technologies of government contracts; Dell Technologies’ ability to develop and protect its proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; disruptions in Dell Technologies’ infrastructure; Dell Technologies’ ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; evolving and varied expectations and regulatory requirements relating to sustainability issues; the effect of global climate change and related legal, regulatory or market measures; compliance with environmental and safety laws; compliance requirements of anti-corruption laws, economic sanctions and other trade laws, human rights laws, or other laws; Dell Technologies’ dependence on the services of Michael Dell and key employees; Dell Technologies’ level of indebtedness; and business and financial factors and legal restrictions affecting continuation of Dell Technologies’ quarterly cash dividend policy and dividend rate.

This list of risks, uncertainties, and other factors is not complete. Dell Technologies discusses some of these matters more fully, as well as certain risk factors that could affect Dell Technologies’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Dell Technologies’ annual report on Form 10-K for the fiscal year ended January 31, 2025, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Dell Technologies makes may turn out to be wrong and can be affected by inaccurate assumptions Dell Technologies might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. Dell Technologies does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

DELL TECHNOLOGIES INC.
Condensed Consolidated Statements of Income and Related Financial Highlights
(in millions, except percentages; unaudited)

	Three Months Ended			Nine Months Ended
	October 31, 2025	November 1, 2024	Change	October 31, 2025	November 1, 2024	Change

Net revenue:
Products	$21,255	$18,290	16%	$62,789	$53,371	18%
Services	5,750	6,076	(5)%	17,370	18,265	(5)%
Total net revenue	27,005	24,366	11%	80,159	71,636	12%
Cost of net revenue:
Products	18,279	15,488	18%	54,439	45,238	20%
Services	3,133	3,518	(11)%	9,743	10,826	(10)%
Total cost of net revenue	21,412	19,006	13%	64,182	56,064	14%
Gross margin	5,593	5,360	4%	15,977	15,572	3%
Operating expenses:
Selling, general, and administrative	2,722	2,894	(6)%	8,575	9,206	(7)%
Research and development	752	745	1%	2,345	2,288	2%
Total operating expenses	3,474	3,639	(5)%	10,920	11,494	(5)%
Operating income	2,119	1,721	23%	5,057	4,078	24%
Interest and other, net	(178)	(276)	36%	(593)	(1,002)	41%
Income before income taxes	1,941	1,445	34%	4,464	3,076	45%
Income tax expense	393	275	43%	787	32	NM
Net income	1,548	1,170	32%	3,677	3,044	21%
Less: Net loss attributable to non-controlling interests	—	(5)	100%	—	(15)	100%
Net income attributable to Dell Technologies Inc.	$1,548	$1,175	32%	$3,677	$3,059	20%

Percentage of Total Net Revenue:
Gross margin	20.7%	22.0%		19.9%	21.7%
Selling, general, and administrative	10.1%	11.9%		10.7%	12.8%
Research and development	2.8%	3.1%		2.9%	3.2%
Operating expenses	12.9%	15.0%		13.6%	16.0%
Operating income	7.8%	7.1%		6.3%	5.7%
Income before income taxes	7.2%	5.9%		5.6%	4.3%
Net income	5.7%	4.8%		4.6%	4.2%
Income tax rate	20.2%	19.0%		17.6%	1.0%

Amounts are based on underlying data and may not visually foot due to rounding.

DELL TECHNOLOGIES INC.
Condensed Consolidated Statements of Financial Position
(in millions; unaudited)

	October 31, 2025	January 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$9,569	$3,633
Accounts receivable, net of allowance of $75 and $63	11,721	10,298
Short-term financing receivables, net of allowance of $96 and $78	6,427	5,304
Inventories	6,949	6,716
Other current assets	8,436	9,610
Current assets held for sale	—	668
Total current assets	43,102	36,229
Property, plant, and equipment, net	6,538	6,336
Long-term investments	1,760	1,496
Long-term financing receivables, net of allowance of $81 and $75	6,725	5,927
Goodwill	19,358	19,120
Intangible assets, net	4,628	4,988
Other non-current assets	5,368	5,650
Total assets	$87,479	$79,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$7,394	$5,204
Accounts payable	23,794	20,832
Accrued and other	6,679	6,597
Short-term deferred revenue	12,649	13,673
Current liabilities held for sale	—	221
Total current liabilities	50,516	46,527
Long-term debt	23,849	19,363
Long-term deferred revenue	12,459	12,292
Other non-current liabilities	3,275	2,951
Total liabilities	90,099	81,133
Stockholders’ equity (deficit):
Common stock and capital in excess of $0.01 par value	9,279	9,119
Treasury stock at cost	(12,665)	(8,502)
Retained earnings (accumulated deficit)	1,420	(1,160)
Accumulated other comprehensive loss	(654)	(939)
Total Dell Technologies Inc. stockholders’ equity (deficit)	(2,620)	(1,482)
Non-controlling interests	—	95
Total stockholders’ equity (deficit)	(2,620)	(1,387)
Total liabilities and stockholders’ equity	$87,479	$79,746

DELL TECHNOLOGIES INC.
Condensed Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	October 31, 2025	November 1, 2024	October 31, 2025	November 1, 2024

Cash flows from operating activities:
Net income	$1,548	$1,170	$3,677	$3,044
Adjustments to reconcile net income to net cash provided by operating activities:	(376)	383	2,834	892
Change in cash from operating activities	1,172	1,553	6,511	3,936
Cash flows from investing activities:
Purchases of investments	(46)	(19)	(171)	(83)
Maturities and sales of investments	71	121	130	337
Capital expenditures and capitalized software development costs	(669)	(639)	(1,912)	(1,917)
Divestitures of businesses and assets, net	—	—	533	—
Other	27	13	60	126
Change in cash from investing activities	(617)	(524)	(1,360)	(1,537)
Cash flows from financing activities:
Proceeds from the issuance of common stock	4	—	5	1
Repurchases of common stock	(1,247)	(429)	(4,167)	(1,854)
Repurchases of common stock for employee tax withholdings	(22)	(25)	(379)	(560)
Payments of dividends and dividend equivalents	(351)	(312)	(1,113)	(964)
Proceeds from debt	6,502	3,680	13,772	8,613
Repayments of debt	(3,977)	(3,200)	(7,401)	(9,594)
Debt-related costs and other, net	(52)	(29)	(88)	(66)
Change in cash from financing activities	857	(315)	629	(4,424)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	30	19	134	(78)
Change in cash, cash equivalents, and restricted cash	1,442	733	5,914	(2,103)
Cash, cash equivalents, and restricted cash at beginning of the period	8,291	4,671	3,819	7,507
Cash, cash equivalents, and restricted cash at end of the period	$9,733	$5,404	$9,733	$5,404

DELL TECHNOLOGIES INC.
Segment Information
(in millions, except percentages; unaudited; continued on next page)

	Three Months Ended			Nine Months Ended
	October 31, 2025	November 1, 2024	Change	October 31, 2025	November 1, 2024	Change

Infrastructure Solutions Group (ISG):
Net revenue:
Servers and networking	$10,125	$7,364	37%	$29,390	$20,502	43%
Storage	3,982	4,004	(1)%	11,834	11,739	1%
Total ISG net revenue	$14,107	$11,368	24%	$41,224	$32,241	28%

Operating income:
ISG operating income	$1,743	$1,508	16%	$4,211	$3,528	19%
% of ISG net revenue	12.4%	13.3%		10.2%	10.9%
% of total reportable segment operating income	70%	67%		66%	60%

Client Solutions Group (CSG):
Net revenue:
Commercial	$10,621	$10,138	5%	$32,448	$30,848	5%
Consumer	1,857	1,993	(7)%	5,042	5,664	(11)%
Total CSG net revenue	$12,478	$12,131	3%	$37,490	$36,512	3%

Operating income:
CSG operating income	$748	$747	—%	$2,204	$2,341	(6)%
% of CSG net revenue	6.0%	6.2%		5.9%	6.4%
% of total reportable segment operating income	30%	33%		34%	40%

Amounts are based on underlying data and may not visually foot due to rounding.

DELL TECHNOLOGIES INC.
Segment Information
(in millions; unaudited; continued)

	Three Months Ended		Nine Months Ended
	October 31, 2025	November 1, 2024	October 31, 2025	November 1, 2024

Reconciliation to consolidated net revenue:
Reportable segment net revenue	$26,585	$23,499	$78,714	$68,753
Corporate and other (a)	420	867	1,445	2,883
Total consolidated net revenue	$27,005	$24,366	$80,159	$71,636

Reconciliation to consolidated operating income:
Reportable segment operating income (b)	$2,491	$2,255	$6,415	$5,869
Corporate and other (a)	12	(3)	38	(14)
Amortization of intangibles (c)	(121)	(168)	(372)	(504)
Stock-based compensation expense (d)	(165)	(198)	(534)	(599)
Other corporate expenses (e)	(98)	(165)	(490)	(674)
Total consolidated operating income (f)	$2,119	$1,721	$5,057	$4,078
_________________
(a)Corporate and other consists of results of divested businesses or non-reportable segments whose offerings are no longer actively sold, including (i) VMware Resale, (ii) Secureworks, and (iii) Virtustream, and do not meet the requirements for a reportable segment, either individually or collectively. Additionally, Corporate and other includes other items that are managed at the corporate level and are not allocated to reportable segments.
(b)Depreciation expense directly attributable to each reportable segment is included in the operating results of each segment. However, the Chief Operating Decision Maker does not evaluate depreciation expense by operating segment, and therefore such expense is not separately presented.
(c)Amortization of intangibles includes non-cash purchase accounting adjustments that are primarily related to the EMC merger transaction in 3QFY17.
(d)Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date.
(e)Other corporate expenses includes severance expenses, payroll taxes associated with stock-based compensation, incentive charges related to equity investments, facility action costs, transaction-related expenses, and impairment charges.
(f)Income and expenses within Interest and other, net, is not allocated to the reportable segments. Therefore, the company only reports reportable segment operating income.

SUPPLEMENTAL SELECTED NON-GAAP FINANCIAL MEASURES

These tables present information about the company’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share attributable to Dell Technologies Inc. - diluted, free cash flow and adjusted free cash flow, all of which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A detailed discussion of Dell Technologies’ reasons for including certain of these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and the company’s reason for excluding those items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in the company’s periodic reports filed with the SEC. Dell Technologies encourages investors to review the non-GAAP discussion in these reports in conjunction with the presentation of non-GAAP financial measures.

DELL TECHNOLOGIES INC.
Selected Financial Measures
(in millions, except per share amounts and percentages; unaudited)

	Three Months Ended			Nine Months Ended
	October 31, 2025	November 1, 2024	Change	October 31, 2025	November 1, 2024	Change

Net revenue	$27,005	$24,366	11%	$80,159	$71,636	12%
Non-GAAP gross margin	$5,686	$5,490	4%	$16,315	$15,996	2%
% of net revenue	21.1%	22.5%		20.4%	22.3%
Non-GAAP operating expenses	$3,183	$3,238	(2)%	$9,862	$10,141	(3)%
% of net revenue	11.8%	13.3%		12.3%	14.1%
Non-GAAP operating income	$2,503	$2,252	11%	$6,453	$5,855	10%
% of net revenue	9.3%	9.2%		8.1%	8.2%
Non-GAAP net income	$1,762	$1,583	11%	$4,439	$3,954	12%
% of net revenue	6.5%	6.5%		5.5%	5.5%
Non-GAAP earnings per share — diluted	$2.59	$2.21	17%	$6.44	$5.47	18%

Amounts are based on underlying data and may not visually foot due to rounding.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited; continued on next page)

	Three Months Ended			Nine Months Ended
	October 31, 2025	November 1, 2024	Change	October 31, 2025	November 1, 2024	Change

Gross margin	$5,593	$5,360	4%	$15,977	$15,572	3%
Non-GAAP adjustments:
Amortization of intangibles	41	60		121	179
Stock-based compensation expense	38	39		114	115
Other corporate expenses	14	31		103	130
Non-GAAP gross margin	$5,686	$5,490	4%	$16,315	$15,996	2%

Operating expenses	$3,474	$3,639	(5)%	$10,920	$11,494	(5)%
Non-GAAP adjustments:
Amortization of intangibles	(80)	(108)		(251)	(325)
Stock-based compensation expense	(127)	(159)		(420)	(484)
Other corporate expenses	(84)	(134)		(387)	(544)
Non-GAAP operating expenses	$3,183	$3,238	(2)%	$9,862	$10,141	(3)%

Operating income	$2,119	$1,721	23%	$5,057	$4,078	24%
Non-GAAP adjustments:
Amortization of intangibles	121	168		372	504
Stock-based compensation expense	165	198		534	599
Other corporate expenses	98	165		490	674
Non-GAAP operating income	$2,503	$2,252	11%	$6,453	$5,855	10%

Net income	$1,548	$1,170	32%	$3,677	$3,044	21%
Non-GAAP adjustments:
Amortization of intangibles	121	168		372	504
Stock-based compensation expense	165	198		534	599
Other corporate expenses	95	166		237	665
Fair value adjustments on equity investments	(173)	(46)		(194)	(21)
Aggregate adjustment for income taxes (a)	6	(73)		(187)	(837)
Non-GAAP net income	$1,762	$1,583	11%	$4,439	$3,954	12%
____________________
(a)The company’s non-GAAP income tax is calculated using a fixed estimated annual tax rate.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(unaudited; continued)

	Three Months Ended			Nine Months Ended
	October 31, 2025	November 1, 2024	Change	October 31, 2025	November 1, 2024	Change

Earnings per share attributable to Dell Technologies Inc. — diluted	$2.28	$1.64	39%	$5.34	$4.24	26%
Non-GAAP adjustments:
Amortization of intangibles	0.18	0.23		0.54	0.70
Stock-based compensation expense	0.24	0.28		0.78	0.83
Other corporate expenses	0.14	0.23		0.35	0.92
Fair value adjustments on equity investments	(0.25)	(0.06)		(0.28)	(0.03)
Aggregate adjustment for income taxes (a)	—	(0.10)		(0.29)	(1.17)
Total non-GAAP adjustments attributable to non-controlling interests	—	(0.01)		—	(0.02)
Non-GAAP earnings per share attributable to Dell Technologies Inc. — diluted	$2.59	$2.21	17%	$6.44	$5.47	18%
____________________
(a)The company’s non-GAAP income tax is calculated using a fixed estimated annual tax rate.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited; continued)

	Three Months Ended			Nine Months Ended
	October 31, 2025	November 1, 2024	Change	October 31, 2025	November 1, 2024	Change

Cash flow from operations	$1,172	$1,553	(25)%	$6,511	$3,936	65%
Non-GAAP adjustments:
Capital expenditures and capitalized software development costs, net (a)	(666)	(639)		(1,909)	(1,861)
Free cash flow	$506	$914	(45)%	$4,602	$2,075	122%

Free cash flow	$506	$914	(45)%	$4,602	$2,075	122%
Non-GAAP adjustments:
Financing receivables (b)	1,135	(233)		1,704	419
Equipment under operating leases (c)	29	35		114	129
Adjusted free cash flow	$1,670	$716	133%	$6,420	$2,623	145%
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(a)Capital expenditures and capitalized software development costs, net includes proceeds from sales of facilities, land, and other assets.
(b)Financing receivables represent the operating cash flow impact from the change in financing receivables.
(c)Equipment under operating leases represents the net impact of capital expenditures and depreciation expense for leases and contractually embedded leases identified within flexible consumption arrangements.

DELL TECHNOLOGIES INC.
Reconciliation of Non-GAAP Financial Measures in Summary Guidance
(unaudited)

	Three Months Ending	Fiscal Year Ending
	January 30, 2026	January 30, 2026

Earnings per share attributable to Dell Technologies Inc. — diluted	$3.05	$8.38

Non-GAAP adjustments:
Amortization of intangibles (a)	0.18	0.72
Stock-based compensation	0.27	1.04
Other corporate expenses (b)	0.01	0.35
Fair value adjustments on equity investments (c)	—	(0.28)
Aggregate adjustment for income taxes (d)	(0.01)	(0.29)
Non-GAAP earnings per share attributable to Dell Technologies Inc. — diluted	$3.50	$9.92
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(a)Amortization of intangibles represents an estimate for acquisitions completed as of October 31, 2025 and does not include estimates for potential acquisitions, if any, during fiscal 2026.
(b)Consists primarily of severance expenses, payroll taxes associated with stock-based compensation, facility action costs, transaction-related expenses, impairment charges, and incentive charges related to equity investments. Additionally, the amount shown includes transaction-related gains on sales of businesses that have been completed as of October 31, 2025 and does not include estimates for potential transactions, if any, during fiscal 2026. No estimate is included for severance expense as such expense cannot be reasonably estimated at this time.
(c)No estimates are included for potential fair value adjustments on strategic investments given the potential volatility of either gains or losses on those equity investments.
(d)The fiscal 2026 aggregate adjustment to reconcile from GAAP to Non-GAAP income tax expense is approximately $0.2 billion. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments shown above as well as an adjustment for discrete tax items. The company’s non-GAAP income tax is calculated using a fixed estimated annual tax rate.